Exhibit 4.4




               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT


                                      among


                          COLLINS & AIKMAN PRODUCTS CO.


                              AND ITS WHOLLY-OWNED


                               DIRECT AND INDIRECT


                           SUBSIDIARIES NAMED HEREIN,


                                   AS SELLERS


                                       and


                                 CARCORP, INC.,


                                  AS PURCHASER


                     AND THE OTHER SELLERS FROM TIME TO TIME
                                  NAMED HEREIN


                          DATED AS OF DECEMBER 20, 2001

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I DEFINITIONS........................................................2

         Definitions ........................................................2
         Other Terms ........................................................2
         Computation of Time Periods.........................................2

ARTICLE II PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES.................2

         SECTION II.1.  Sales................................................2
         Confirmation of Prior Sales.........................................4

ARTICLE III CONSIDERATION AND PAYMENT; REPORTING; ADMINISTRATION.............4

         Purchase Price .....................................................4
         SECTION III.2.  Payment of Purchase Price...........................4
         SECTION III.3.  Reports.............................................5
         Collections on Receivables..........................................5

ARTICLE IV REPRESENTATIONS AND WARRANTIES....................................6

         Sellers' Representations and Warranties.............................6
         Reaffirmation of Representations and Warranties by the Sellers;
         Notice of Breach...................................................10

ARTICLE V COVENANTS OF THE SELLERS..........................................10

         Covenants of the Sellers...........................................10

ARTICLE VI REPURCHASE OBLIGATION............................................16

         Mandatory Repurchase...............................................16
         Dilutions, Etc. ...................................................16

ARTICLE VII CONDITIONS PRECEDENT............................................17

         Conditions Precedent to Purchaser's Purchases of Receivables.......17
         Conditions Precedent to the Addition of a Seller...................18
         Conditions Precedent to Effectiveness of Restatement...............20

ARTICLE VIII SELLER NOTE....................................................20

         Seller Note .......................................................20
         SECTION VIII.2.  Subordination.....................................21
         Offsets, Etc. .....................................................21

                                                                            Page


ARTICLE IX TERM AND TERMINATION.............................................21

         Term ..............................................................21
         Effect of Termination..............................................22
         SECTION IX.3.  Termination of Sellers..............................22

ARTICLE X MISCELLANEOUS PROVISIONS..........................................23

         Amendments, Etc. ..................................................23
         Governing Law; Submission to Jurisdiction..........................23
         Notices ...........................................................23
         Severability of Provisions.........................................24
         Assignments Generally..............................................24
         Further Assurances ................................................25
         No Waiver; Cumulative Remedies.....................................25
         Counterparts ......................................................25
         Binding Effect; Third-Party Beneficiaries..........................25
         Merger and Integration.............................................25
         Headings ..........................................................25
         Exhibits ..........................................................25
         Addition of Sellers ...............................................26
         SECTION X.14.  Additional Representations, Warranties and
         Covanants..........................................................26



                                    EXHIBITS

EXHIBIT A         Principal Place of Business, Chief Executive Office and
                  Location of Records.......................................A-1

EXHIBIT B         Form of Seller Note.......................................B-1

EXHIBIT C         Form of Additional Seller Supplement......................C-1

EXHIBIT D         Sellers...................................................D-1

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT


     This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of December 20, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation ("C&A"), as a seller, C&A's wholly-owned direct and indirect Subsidiaries listed on Exhibit D hereto as sellers (C&A and such Subsidiaries are each referred to herein as a "Seller", and, together with the other sellers that become parties hereto pursuant to the terms of this Agreement, the "Sellers") and CARCORP, INC., a Delaware corporation, as purchaser (in such capacity, the "Purchaser").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, the parties hereto desire to amend and restate, as of December 20, 2001 (the "Restatement Date"), the Amended and Restated Receivables Purchase Agreement (as amended or supplemented prior to the Restatement Date, the "Prior Agreement"), dated as of September 29, 2000 (the "Prior Closing Date"), among C&A, C&A's wholly-owned direct and indirect Subsidiaries listed on Exhibit D to the Prior Agreement as sellers or added as sellers thereafter (collectively, the "Existing Sellers"), and the Purchaser, which Prior Agreement amended and restated the Receivables Purchase Agreement (as amended or supplemented prior to the Prior Closing Date, the "Original Agreement"), dated as of December 27, 1999 (the "Original Closing Date");

     WHEREAS, the Purchaser desires to continue to purchase from time to time certain receivables of each Existing Seller and related assets until the related Purchase Termination Date;

     WHEREAS, the Existing Sellers desire to continue to sell and assign from time to time such receivables and related assets to the Purchaser upon the terms and conditions hereinafter set forth;

     WHEREAS, the parties hereto desire to add Textron Automotive Interiors Inc., Textron Automotive Exteriors Inc., M&C Advanced Processes, Inc. and Textron Canada Limited as new sellers (the "New Sellers") hereunder;

     WHEREAS, the Purchaser desires to purchase from time to time certain receivables and related assets of the New Sellers existing on the Restatement Date and thereafter until the Purchase Termination Date for each such New Seller; and

     WHEREAS, the New Sellers desire to sell and assign from time to time such rights to receive and related assets to the Purchaser upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Sellers hereby agree to amend and restate the Original Agreement in its entirety to read as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Definitions. All capitalized terms used herein have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, Schedule A to the Receivables Transfer Agreement, dated as of December 20, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, the "Receivables Transfer Agreement"), by and among the Purchaser, as Transferor thereunder, C&A, individually and as Collection Agent thereunder, the Persons parties thereto as CP Conduit Purchasers, Committed Purchasers and Funding Agents, and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Administrative Agent, which Schedule A amends and restates Annex X to the Receivables Transfer Agreement dated as of December 27, 1999, by and between Carcorp, Inc. as transferor, C&A, as guarantor and as collection agent, the initial purchasers parties thereto, the PARCO APA Banks parties thereto, the funding agents parties thereto, and The Chase Manhattan Bank, as administrative agent (as amended to the date hereof), as incorporated by reference into the Original Agreement, in its entirety.

     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied. All terms used in
Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9.

     Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding," and the word "within" means "from and excluding a specified date and to and including a later specified date."

                                   ARTICLE II

                PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

     SECTION II.1. Sales.

     (a) Upon the terms and subject to the conditions set forth herein, each Seller hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from each Seller, all of such Seller's right, title and interest, whether now owned or hereafter acquired and wherever located, in, to and under such Seller's Receivables outstanding on (x) the Original Closing Date, in the case of the Sellers party to the Original Agreement, and (y) the related Seller Addition Date, in the case of Sellers (including the New Sellers) added as parties hereto pursuant to Section 10.13 (clause (x) or (y) above, as applicable, the related "Seller Effective Date"), and, in each case, thereafter owned by such Seller through the related Purchase Termination Date, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing. Such interest in the Receivables, expressed as a Dollar amount, shall be equal to the Outstanding Balance of the Receivables from time to time. Any sale, assignment, transfer and conveyance hereunder does not constitute an assumption by the Purchaser of any obligations of the Sellers or any other Person to the Obligors or to any other Person in connection with the Receivables or under any Related Security or any other agreement or instrument relating to the Receivables.

     (b) Each Seller agrees to record and file on or prior to the related Seller Effective Date, at its own expense, a financing statement or statements (or other similar filings) with respect to such Seller's Receivables and the other property described in Section 2.1(a) sold by such Seller hereunder meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Purchaser created hereby under the Relevant UCC or other applicable laws against all creditors of, and purchasers from, such Seller, and to deliver either the originals of such financing statements (or other similar filings) or a file- stamped copy of such financing statements (or other similar filings) or other evidence of such filings to the Purchaser on or prior to the related Seller Effective Date.

     (c) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser may reasonably request in order to perfect or protect the interest of the Purchaser in the Receivables purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, each Seller will, in order to accurately reflect this purchase and sale transaction, execute and file such financing, financing change or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Purchaser and mark its respective master data processing records (or related subledger) with a legend describing the purchase by the Purchaser of such Seller's Receivables and the lien of the Administrative Agent pursuant to the Receivables Transfer Agreement and stating "An interest in these rights to receive has been granted to JPMorgan Chase Bank, as Administrative Agent, on behalf of the Committed Purchasers, the CP Conduit Purchasers and the Funding Agents, pursuant to a Receivables Transfer Agreement dated as of December 20, 2001." Each Seller shall, upon request of the Purchaser, obtain such additional search reports as the Purchaser shall reasonably request. To the fullest extent permitted by applicable law, the Purchaser shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without any Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

     (d) It is the express intent of the Sellers and the Purchaser that each conveyance of the Receivables by a Seller to the Purchaser pursuant to this Agreement be construed as a sale of such Receivables by such Seller to the Purchaser. Further, it is not the intention of the Sellers and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables by any Seller to the Purchaser to secure a debt or other obligation of such Seller. However, in the event that, notwithstanding the intent of the parties, any Seller's Receivables are construed to constitute property of the applicable Seller, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC or other applicable laws; and (ii) any of the conveyances by a Seller provided for in this Agreement shall be deemed to be, and such Seller hereby grants to the Purchaser, a security interest in, to and under all of such Seller's right, title and interest in, to and under such Seller's Receivables, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing (the "Seller Property"), to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law. The Sellers and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

     Confirmation of Prior Sales. The parties hereto hereby confirm all prior sales or purported sales of Receivables under the Original Agreement prior to the Restatement Date.

                                   ARTICLE III
              CONSIDERATION AND PAYMENT; REPORTING; ADMINISTRATION

     Purchase Price. The purchase price for the Receivables and related property conveyed to the Purchaser by the Sellers under this Agreement on any Business Day shall be a Dollar amount equal to the product of (i) the aggregate Outstanding Balance of the Receivables sold on such Business Day, and (ii) the then applicable Discount Percentage (the "Purchase Price"); provided, that nothing herein shall be deemed to modify the determination of the Purchase Price for Receivables sold pursuant to the Original Agreement as provided therein.

     SECTION III.2. Payment of Purchase Price.

     (a) The Purchase Price for each Receivable sold hereunder on any Business Day shall be paid or provided for on the Business Day on which such sale occurred (i) by payment in immediately available funds to the extent the Purchaser has such funds available in excess of necessary working capital and
(ii) to the extent such funds are not available, by increasing the principal amount due under the applicable Seller Note (by notation on the grid attached thereto by the Collection Agent; provided, that the failure to make any such notation or any error in such grid shall not adversely affect any Seller's rights) in an aggregate principal amount up to the remaining portion of the Purchase Price (each, an "Advance"); provided, however, that the aggregate principal amount of all Seller Notes on any Business Day shall not exceed 49% of
(x) the aggregate Purchase Price of the Receivables purchased hereunder existing on such Business Day minus (y) an amount equal to the Net Investment (the "Advance Limit"). To the extent that the Purchaser does not have sufficient cash or availability under the Seller Note to pay the total Purchase Price for Receivables sold on any Business Day in full, C&A, to the extent Purchase Price is owing, may, at its option, make a capital contribution of cash and/or Receivables and Related Security to the Purchaser. No sales of Receivables by a Seller shall be made hereunder on and after the Purchase Termination Date relating to such Seller.

     (b) The Receivables with respect to which the Purchase Price therefor is paid pursuant to Section 3.2(a)(i) and (ii) are referred to herein as "Purchased Receivables" and the Receivables with respect to which the Purchase Price therefor is paid pursuant to the second sentence of Section 3.2(a) are referred to herein as "Contributed Receivables." The Purchased Receivables and the Contributed Receivables are collectively referred to herein as the "Transferred Receivables."

     (c) The Collection Agent shall be responsible, in its sole discretion but in accordance with subsection 3.2(a), for allocating among the Sellers the payment of the Purchase Price for Receivables either in the form of cash received from the Purchaser or as an addition to the principal amount of the applicable Seller Note. The Purchaser shall be entitled to pay all amounts in respect of the Purchase Price of Receivables and Related Security to an account of the Collection Agent for allocation by the Collection Agent to the Sellers, and each of the Sellers hereby appoints the Collection Agent as its agent for the purposes of receiving such payments and making such allocations and hereby authorizes the Purchaser to make all payments due to such Seller directly to, or as directed by, the Collection Agent. The Collection Agent hereby accepts and agrees to such appointment. All payments under this Agreement shall be made not later than 3:00 p.m. (New York City time) on the date specified therefor in U.S. dollars in same day funds or by check, as the Collection Agent shall elect and to the bank account designated in writing by the Collection Agent to the Purchaser.

     SECTION III.3. Reports.

     (a) Each Seller will furnish to the Collection Agent all information with respect to the Receivables sold by such Seller under this Agreement required by the Collection Agent in order to complete the Daily Reports, Weekly Reports and Settlement Statements to be delivered by the Collection Agent pursuant to the Receivables Transfer Agreement. Each delivery of a Daily Report, Weekly Report and Settlement Statement by the Collection Agent shall be deemed to be a representation and warranty by each Seller that all information set forth in those reports with respect to the Receivables sold by such Seller under this Agreement and Collections thereof is true and correct as of the date of such report.

     (b) Each Seller shall maintain records which shall track on each Business Day the Outstanding Balance of Receivables sold to the Purchaser on each Business Day and the application of the proceeds of such sales received from the Purchaser (including, without limitation, for the purchase of additional Receivables of such Seller and the repayment of the related Seller Note).

     Collections on Receivables. Any payment by an Obligor in respect of any indebtedness owed by it to the Purchaser or a Seller shall, except as provided in Article VI or as otherwise specified by such Obligor or otherwise required by contract or law, be applied as a Collection of any Receivable of such Obligor (in order of the age of such Receivable, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Sellers' Representations and Warranties. Each Seller severally represents and warrants to the Purchaser as of the related Seller Effective Date and on each Business Day on which Receivables are sold hereunder by it with respect to itself:

     (a) Corporate Existence and Power. Such Seller is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all corporate or limited liability company power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. Such Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     (b) Organizational and Governmental Authorization; Contravention. The execution, delivery and performance by such Seller of the Transaction Documents to which it is a party (i) are within such Seller's corporate or limited liability company powers, (ii) have been duly authorized by all necessary corporate or limited liability company action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements or similar filings under applicable law as required by this Agreement or as have been taken or filed and, with respect to filings other than UCC financing statements or similar filings under applicable law, filings where the failure to file will not have a Material Adverse Effect), (iv) do not contravene, or constitute a default under, any provision of applicable Law or of the Certificate of Incorporation, Articles or Bylaws (or, in the case of a limited liability company, certificate of formation or limited liability company agreement), as applicable, of such Seller, (v) do not contravene or constitute a default under any agreement or other instrument binding upon such Seller except where such contravention or default would not have a Material Adverse Effect, or (vi) result in the creation or imposition of any Adverse Claim (other than Permitted Encumbrances) on the assets of such Seller or any of its Affiliates.

     (c) Valid Sale; Binding Effect. Each purchase of Receivables and Related Security by the Purchaser hereunder shall constitute a valid sale and assignment by the applicable Seller to the Purchaser, enforceable against creditors of, and purchasers from, such Seller. Each of the Transaction Documents to which such Seller is a party will constitute the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding at law or in equity). The security interest granted to the Purchaser by such Seller pursuant to Section 2.1(d) will at all times be a fully perfected first priority security interest in and to the Seller Property transferred by such Seller.

     (d) Quality of Title. Immediately preceding the sale by it of Receivables, Related Security, Collections with respect thereto and all Proceeds of the foregoing pursuant to this Agreement, such Seller was the sole owner of all of its Receivables, free and clear of all Adverse Claims (other than Permitted Encumbrances). On or prior to the related Seller Effective Date and on or prior to each Business Day on which Receivables are sold by it hereunder, (i) all financing statements and other documents required to be recorded or filed in order to perfect and protect the interest of the Purchaser in, to and under the Receivables against all creditors of and purchasers from the applicable Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full, and (ii) Purchaser will either acquire (A) valid title to and the sole record and beneficial ownership in, or (B) a first priority perfected security interest in, each such Receivable purchased, assigned or otherwise acquired on such date, in each case free and clear of any Adverse Claim (other than Permitted Encumbrances) or restrictions on transferability. None of the Seller Property has been sold, assigned or otherwise disposed of other than pursuant hereto and the Receivables Transfer Agreement and there are no Adverse Claims (other than Permitted Encumbrances) upon or with respect to the Seller Property.

     (e) Material Adverse Effect. Commencing on the last day of the 1998 fiscal year of C&A and ending on the Restatement Date, (i) such Seller has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by such Seller or has become binding upon such Seller's assets and no law or regulation applicable to such Seller has been adopted that has had or could reasonably be expected to have a Material Adverse Effect on such Seller, and (iii) such Seller is not in default and to the knowledge of such Seller, no third party is in default under any material contract, lease or other agreement or instrument to which such Seller is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Commencing on the last day of the 2000 fiscal year of C&A and ending on the Restatement Date no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

     (f) Accuracy of Information. All information heretofore furnished by such Seller to the Purchaser and the Funding Agents for purposes of or in connection with this Agreement, any other Transaction Document, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller to the Purchaser, the Funding Agents, the Committed Purchasers and the CP Conduit Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified.

     (g) Tax Status. Such Seller has withheld or deducted and remitted all amounts required to be withheld or deducted and remitted by the applicable legislation, and has filed all tax returns (Federal, state, provincial and local) required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith).

     (h) Action, Suits. There are not any actions, suits or proceedings at law or in equity or by or before any court, arbitrator or other Official Body now pending or, to the knowledge of such Seller, threatened against or affecting such Seller or any Affiliate of such Seller, or any property or rights of such Seller or any Affiliate of such Seller, as to which there is a reasonable possibility of an adverse determination and which (i) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect, (ii) involve the Transaction Documents or (iii) if adversely determined could materially adversely affect the transactions contemplated by the Transaction Documents.

     (i) Place of Business. The principal place of business and chief executive office of such Seller are located at the addresses described on Exhibit A hereof, and the offices where such Seller keeps all of its Records and Related Security thereof are located at the addresses described on Exhibit A hereof, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

     (j) Solvency. Both before and after giving effect to (i) the transactions contemplated by the Transaction Documents and (ii) the payment and accrual of all Transaction Costs in connection with the foregoing, such Seller is not and will not be insolvent, does not, and will not, have unreasonably small capital with which to carry on its business, is, and will be, able to pay its debts generally as they become due and payable, and its liabilities do not, and will not, exceed its assets.

     (k) Tradenames, Etc. As of the Restatement Date: (i) such Seller's chief executive office is located at the address for notices set forth in Section 10.3 hereof; (ii) such Seller has only the subsidiaries and divisions listed on Exhibit H to the Receivables Transfer Agreement, and such Seller and such subsidiaries have, within the last five (5) years, operated only under the trade names identified in Exhibit H to the Receivables Transfer Agreement; and (iii) within the last five (5) years, neither such Seller nor any such subsidiaries has changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit H to the Receivables Transfer Agreement.

     (l) Nature of Receivables. Each Receivable sold by such Seller to the Purchaser hereunder is an Eligible Receivable, other than Receivables sold on the Restatement Effective Date which the Seller reported at the time of sale as not being Eligible Receivables, provided that no representation is made under this paragraph (l) with respect to clause (ii) of the definition of "Eligible Obligor" or clause (9) of the definition of "Eligible Receivable" (other than the portion of such clause (9) prior to the proviso in such clause).

     (m) Credit and Collection Policy. Since the end of the Seller's fiscal period ending in September 1999 (or, if later, since the date such Seller was added as a Seller hereunder), there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables sold by it.

     (n) Collections and Servicing. Since the end of the Seller's fiscal period ending in September 1999 (or, if later, since the date such Seller was added as a Seller hereunder), there has been no material adverse change in the ability of such Seller to service and collect its Receivables.

     (o) Binding Effect of Receivables and Contract. Each Receivable and related Contract sold by it constitutes a legal, valid and binding obligation of the related Obligor, enforceable against the related Obligor, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors and general equity principles (whether considered in a proceeding at law or in equity).

     (p) Not an Investment Company. Such Seller is not, nor is such Seller controlled by, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

     (q) ERISA. To the extent applicable, such Seller and its ERISA Affiliates are in compliance in all material respects with ERISA and the provisions of the Code that are applicable to ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables. There are no pending or, to the knowledge of such Seller, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against such Plan of such Seller or its ERISA Affiliates or any Person as fiduciary or sponsor of any such Plan of such Seller or its ERISA Affiliates. No ERISA Event has occurred with respect to Title IV Plans of such Seller or its ERISA Affiliates that have an aggregate Unfunded Pension Liability equal to or greater than $10,000,000.

     (r) Lockbox Accounts. The names and addresses of all the Lockbox Banks, together with the account numbers of the Lockbox Accounts at such Lockbox Banks, are specified in Exhibit B to the Receivables Transfer Agreement (or at such other Lockbox Banks and/or with such other Lockbox Accounts, as have been notified to the Administrative Agent and for which Lockbox Agreements have been executed in accordance with Section 2.09(b) of the Receivables Transfer Agreement and delivered to the Collection Agent, the Administrative Agent and the Funding Agents). All Obligors (or their designees) have been instructed to cause all payments to be made to a Lockbox Account.

     (s) Bulk Sales. No transaction contemplated by this Agreement or the other Transaction Documents requires compliance with any bulk sales act or similar law.

     (t) Full Disclosure. No information contained in this Agreement, any of the other Transaction Documents, the Rating Agency Confidential Information Memorandum, or, since January 1, 2001, any registration statement or annual, quarterly, monthly or other regular report which such Seller or any of its Affiliates filed with the Securities and Exchange Commission contains any untrue statement of a material fact (taken as a whole) nor has such Seller or its Affiliates failed to provide to the Purchaser, the Administrative Agent, the Committed Purchasers, the CP Conduit Purchasers or the Funding Agents any material information necessary to make information provided by such Seller or its Affiliates in such documents or filings (taken as a whole) not misleading in any material respect in light of the circumstances under, and for the purposes for, which such information was provided; provided, however, that this representation or warranty shall not relate to any projections or forward looking statements in any such documents provided by such Seller or its Affiliates.

     Reaffirmation of Representations and Warranties by the Sellers; Notice of Breach. On the related Seller Effective Date and on each Business Day on which Receivables are sold by a Seller hereunder, such Seller shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day. The representations and warranties set forth in Section 4.1 shall survive (i) the conveyance of the Receivables to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Sellers under this Agreement and
(iii) the termination of the rights and obligations of the Transferor, C&A, the Administrative Agent and the Funding Agents under the Receivables Transfer Agreement. Upon discovery by the Purchaser or any Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the others by the end of the Business Day of such discovery.

                                    ARTICLE V
                            COVENANTS OF THE SELLERS

     Covenants of the Sellers. Each Seller hereby covenants and agrees with the Purchaser that, for so long as this Agreement is in effect, and until all Receivables which have been sold to the Purchaser pursuant hereto, shall have been paid in full or written off as uncollectible, and all amounts owed by such Seller pursuant to this Agreement have been paid in full, unless the Purchaser otherwise consents in writing, such Seller covenants and agrees as follows:

     (a) Conduct of Business. Such Seller will, and will cause each of its Subsidiaries to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or formed, validly existing and in good standing as a domestic corporation or limited liability company in its jurisdiction of incorporation or formation, (ii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such authority would have a Material Adverse Effect, and (iii) maintain its principal place of business and chief executive office and the office at which it keeps its Records and Related Security at the locations specified in Exhibit A, or upon 30 days' prior written notice to the Purchaser, at such other locations in a jurisdiction where all action requested by the Purchaser and the Administrative Agent pursuant to Section 4.1(d) shall have been taken with respect to the Receivables and Related Security.

     (b) Compliance with Laws. Such Seller will, and will cause each of its Subsidiaries to (i) comply in all material respects with all Laws to which it may be subject and (ii) perform each of its obligations under the Transaction Documents, except, in each case, where the failure to so comply would not have a Material Adverse Effect.

     (c) Furnishing of Information and Inspection of Records. Such Seller will furnish to the Purchaser from time to time such information with respect to such Seller's Receivables as the Purchaser may reasonably request, including, without limitation, listings identifying the Obligors and the Outstanding Balance for each of its Receivables, together with an aging of such Receivables. Such Seller will, at any time and from time to time during regular business hours and upon reasonable notice permit the Purchaser, any Funding Agent, or their agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of such Seller for the purpose of examining such Records, and to discuss matters relating to its Receivables or such Seller's performance hereunder and under the other Transaction Documents to which such Seller is a party with any of the officers, directors, employees or independent public accountants of such Seller having knowledge of such matters. Upon a Potential Termination Event or Termination Event, the Committed Purchasers, CP Conduit Purchasers, Funding Agents and Administrative Agent shall, without notice, have immediate access to all Records and to visit the offices and properties of each Seller.

     (d) Keeping of Records and Books of Account. Such Seller will maintain a system of accounting established and administered in accordance with GAAP, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all Records and all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, (i) records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable and (ii) records of all payments received, credits granted and merchandise returned with respect thereto). Such Seller will give the Purchaser prompt notice of any material change in the administrative and operating procedures referred to in the previous sentence.

     (e) Communication with Accountants. Such Seller authorizes the Purchaser, the Collection Agent, the Administrative Agent and each Funding Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to the Purchaser, the Collection Agent, the Administrative Agent and each Funding Agent any and all financial statements and other supporting financial documents, schedules and information relating to such Seller (including copies of any issued management letters) with respect to the business, financial condition and other affairs of such Seller. Such Seller agrees to render the Purchaser, the Collection Agent, the Administrative Agent and each Funding Agent at such Person's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Potential Termination Event or Termination Event shall have occurred and be continuing, such Seller shall, promptly upon request therefor, assist the Purchaser in delivering to the Administrative Agent and the Funding Agents Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

     (f) Performance and Compliance with Receivables and Contracts. Such Seller at its expense will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

     (g) Credit and Collection Policy. Such Seller will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

     (h) Collections. Such Seller shall instruct all Obligors (or their designees) to cause all Collections to be deposited directly to a Lockbox Account.

     (i) Collections Received. Such Seller shall hold in trust, and deposit immediately (but in any event no later one Business Day following its receipt thereof) to a Lockbox Account all Collections received from time to time by such Seller.

     (j) Sale Treatment. Such Seller agrees to treat each conveyance hereunder for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Purchaser.

     (k) No Sales, Liens, Etc. Except as otherwise provided herein, such Seller will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim (other than Permitted Encumbrances) upon or with respect to (or file any financing statement in respect of) (A) any of its Receivables, Related Security, Collections or Proceeds with respect thereto or (B) any Lockbox Account to which any Collections of any Receivable are sent (including the assignment of any right to receive income in respect thereof), or
(ii) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim (other than Permitted Encumbrances) upon or with respect to (or file any financing statement in respect of) any inventory or goods, the sale of which may give rise to a Collection.

     (l) No Extension or Amendment of Receivables. Such Seller will not extend, amend, discharge or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto, except in accordance with the Transaction Documents and as contemplated by the Credit and Collection Policy, without the prior written consent of the Purchaser and each Funding Agent (which consent shall be obtained by the Administrative Agent).

     (m) No Change in Business or Credit and Collection Policy. Except as provided in the Receivables Transfer Agreement, such Seller will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

     (n) No Mergers, Etc. Such Seller will not, without the prior written consent of each Funding Agent (which consent shall be obtained by the Administrative Agent), (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person; provided, that a Seller may merge with or into another Seller or with another Person if (A)(1) such Seller is the corporation surviving such consolidation or merger or (2) the Person into or with which the Seller is merged or consolidated is (x) an Affiliate, (y) a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia (or, in the case of the Canadian Sellers, Canada or any of its provinces), and (z) assumes in writing all duties and liabilities of the Seller under the Transaction Documents and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing under the Receivables Transfer Agreement.

     (o) Change in Payment Instructions to Obligors; Deposits to Lockbox Accounts. Such Seller will not add or terminate, or make any change to, any Lockbox Account, except in accordance with the Receivables Transfer Agreement. Such Seller will use reasonable commercial efforts to not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lockbox Account, cash or cash proceeds other than Collections of Receivables and in any event shall segregate, or cause to be segregated, any such cash or cash proceeds from Collections within two (2) Business Days of deposit or credit to any Lockbox Account.

     (p) Change of Name, Etc. Such Seller shall not change its name, the state of its formation, its structure or the location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change such Seller delivers to the Purchaser and the Administrative Agent (i) such documents, instruments or agreements, executed by such Seller as are necessary to reflect such change and to continue the perfection of the Purchaser's interest in the Receivables, Related Security, Collections and Proceeds with respect thereto (provided, that such Seller shall be required to file under the Relevant UCC any such documents that are financing statements), and (ii) new or revised Lockbox Agreements executed by the Lockbox Banks which reflect such change and enable the Administrative Agent, on behalf of the Funding Agents, the Committed Purchasers and the CP Conduit Purchasers, to exercise its rights under the Transaction Documents.

     (q) Indemnification. Such Seller severally agrees to indemnify, defend and hold the Purchaser harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Purchaser may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by such Seller of its representations, warranties and covenants contained herein, or any information certified in any schedule or certificate delivered by such Seller hereunder or in connection with the Transaction Documents, being untrue in any material respect at any time; provided that in no event shall this Section 5. 1(q) be construed to require a Seller to indemnify the Purchaser for amounts related to the uncollectibility of any Receivable for credit-related reasons pertaining to the related Obligor, including, but not limited to, amounts that are required to be returned to the related Obligor as a voidable preference. Any indemnification pursuant to this Section 5.1(q) shall be had only from the assets of the Sellers and shall not be payable from Collections, except to the extent such Collections are released to a Seller in accordance with the Receivables Transfer Agreement. The obligations of any Seller under this Section 5.1(q) shall be considered to have been relied upon by the Purchaser and shall survive the execution, delivery, performance and termination of this Agreement for a period of three (3) years following the Purchase Termination Date relating to such Seller, regardless of any investigation made by the Purchaser or on its behalf.

     (r) ERISA.

          (i) To the extent applicable, such Seller will not (A) engage or permit any of its ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (B) fail to make any payments to any Multiemployer Plan that such Seller or any ERISA Affiliate of such Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (C) terminate any Benefit Plan so as to result in any liability; or (D) permit to exist any occurrence of any reportable event described in Title IV of ERISA, if such prohibited transactions, failures to make payment, terminations and reportable events described in clauses (A), (B), (C) and (D) above would in the aggregate have a Material Adverse Effect.

          (ii) To the extent applicable, such Seller will not permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan.

          (iii) To the extent applicable, such Seller will not cause or permit it or any of its ERISA Affiliates to cause or permit the occurrence of an ERISA Event with respect to Title IV Plans of such Seller or its ERISA Affiliates that have an aggregate Unfunded Pension Liability equal to or greater than $10,000,000.

     (s) Insurance. Except to the extent failure to do so would not reasonably be expected to cause a Material Adverse Effect, such Seller shall (i) keep its insurable properties adequately insured at all times by financially sound and responsible insurers and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses, (ii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, on, about or in connection with the use of any properties owned, occupied or controlled by it or any of its Subsidiaries, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area and (iii) maintain such other insurance as may be required by Law, and will cause each of its Subsidiaries to do so.

     (t) Notice of Material Event. Such Seller shall promptly inform the Purchaser in writing of the occurrence of any event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect with respect to such Seller, in each case setting forth the details thereof and what action, if any, such Seller proposes to take with respect thereto.

     (u) Capital Structure and Business. No Seller shall: (i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect or (ii) amend, supplement or otherwise modify its certificate or articles of incorporation or bylaws (or, in the case of a limited liability company, its certificate of formation or limited liability company agreement) in a manner that could have or result in a Material Adverse Effect.

     (v) Separate Existence. Such Seller shall at all times:

          (i) maintain its own deposit account or accounts, separate from those of the Purchaser, with commercial banking institutions and ensure that the funds of such Seller will not be diverted to the Purchaser or for other than corporate or limited liability company uses of such Seller, nor will such funds be commingled with the funds of the Purchaser;

          (ii) to the extent that it shares the same officers or other employees with the Purchaser, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such Seller and the Purchaser, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

          (iii) to the extent that it jointly contracts with the Purchaser to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such Seller and the Purchaser, and each such entity shall bear its fair share of such costs. To the extent that the Seller contracts or does business with venders or service providers where the goods and services provided are partially for the benefit of the Purchaser, the costs incurred in so doing shall be fairly allocated to or among such Seller and the Purchaser for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

          (iv) enter into all material transactions between the Seller and the Purchaser, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

          (v) maintain office space separate from the office space of the Purchaser and, to the extent that the Seller and the Purchaser have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

          (vi) issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP;

          (vii) conduct its affairs strictly in accordance with its certificate of incorporation or limited liability company agreement, as applicable, and observe all necessary, appropriate and customary corporate or limited liability company formalities, as the case may be, including, but not limited to, holding all regular and special meetings of stockholders, directors and/or members appropriate to authorize all corporate or limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

          (viii) not assume or guarantee any of the liabilities of the Purchaser; and

          (ix) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 5.1(v).

                                   ARTICLE VI
                              REPURCHASE OBLIGATION

     Mandatory Repurchase.

     (a) Breach of Warranty. If, on any day, any Receivable which has been sold by any Seller hereunder and which has not been reported by such Seller as not being an Eligible Receivable, shall fail to meet the conditions set forth in the definition of Eligible Receivable on the date of such sale, such Seller shall be deemed to have received on such day a Collection of such Receivable in full and shall on such day pay to the Purchaser an amount equal to the aggregate Outstanding Balance of such Receivable, and on the date of payment such Seller shall accept the reconveyance of such Receivable.

     (b) Reconveyance Under Certain Circumstances. Each Seller agrees that, if on any date the Administrative Agent, a Funding Agent or the Transferor notifies such Seller or such Seller discovers that any of the representations and warranties made herein is untrue or incorrect with respect to a Receivable in any material respect as of the date such representation or warranty was made or such Seller shall breach any of its covenants set forth herein with respect to any Receivable in any material respect, such Seller shall accept the reconveyance of such Receivable on the date such representation or warranty was made or such covenant was breached, as the case may be. In the event of a reconveyance under this Section 6.1(b), the applicable Seller shall pay to the Purchaser in immediately available funds on such date of reconveyance an amount equal to the Outstanding Balance of any such Receivable.

     Dilutions, Etc. Each Seller agrees that if on any day the Outstanding Balance of a Receivable which has been sold by such Seller hereunder is either
(x) reduced as a result of defective, rejected or returned goods or other dilution factor, any billing adjustment or other adjustment, or (y) reduced or canceled as a result of (i) a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), (ii) any action by any Federal or state taxing authority or as a result of the payment by any Obligor of any portion of a Receivable constituting a tax or governmental fee or charge to any Person other than the Purchaser, or (iii) the enforcement or any other action in respect of any other Permitted Encumbrance (other than with respect to clause (iv) of the definition thereof);

then, in each case, such Seller shall be deemed to have received on such day a collection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction, cancellation or payment.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     Conditions Precedent to Purchaser's Purchases of Receivables. The obligations of the Purchaser to purchase the Receivables of a Seller on the related Seller Effective Date and on any Business Day on which Receivables are sold to the Purchaser by such Seller hereunder (and, other than paragraph (b) below, the effectiveness of this Agreement as of the Restatement Date) shall be subject to the satisfaction, severally with respect to each Seller, of the following conditions:

     (a) All representations and warranties of such Seller contained in this Agreement shall be true and correct on the related Seller Effective Date and the Restatement Date, as the case may be, and on the applicable Business Day of sale, with the same effect as though such representations and warranties had been made on such date (except to the extent such representations and warranties relate solely to an earlier date, and then as of such earlier date);

     (b) All information concerning the Receivables of such Seller provided to the Purchaser shall be true and correct in all material respects as of the related Seller Effective Date, in the case of any Receivables sold on such Seller Effective Date, or the date such Receivables are sold to the Purchaser, in the case of any Receivables created and sold by such Seller to the Purchaser after the related Seller Effective Date;

     (c) Such Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party;

     (d) Such Seller shall have either filed or caused to be filed the financing statement(s) (or other similar instruments) required to be filed pursuant to
Section 2.1(b);

     (e) All corporate or limited liability company and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from such Seller copies of all documents (including, without limitation, records of corporate or limited liability company proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested;

     (f) On the later of the related Seller Effective Date and the Restatement Date, such Seller shall deliver to the Purchaser and the Administrative Agent a Weekly Report for the Weekly Settlement Period immediately preceding such date; and

     (g) The Purchase Termination Date with respect to such Seller shall not have occurred.

     Conditions Precedent to the Addition of a Seller. The obligation of the Purchaser to purchase Receivables and Related Security hereunder from a Subsidiary of C&A requested to be an additional Seller pursuant to Section 10.13 is subject to the conditions precedent that the Purchaser shall have received on or before the date designated for the addition of such Seller (which, in the case of Textron Automotive Interiors Inc., Textron Automotive Exteriors Inc., M&C Advanced Processes, Inc. and Textron Canada Limited, shall be, subject to
Section 7.3, the Restatement Date) (the "Seller Addition Date") and in form and substance satisfactory to the Purchaser:

     (a) Additional Seller Supplement. A supplement to this Agreement substantially in the form of Exhibit C attached hereto (each, an "Additional Seller Supplement"), with a copy for the Administrative Agent and each Funding Agent, duly executed and delivered by such Seller;

     (b) Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary of such Seller, dated the related Seller Addition Date, and certifying
(i) that attached thereto is a true and complete copy of the articles of incorporation and by-laws (or, in the case of a limited liability company, the certificate of formation and limited liability company agreement) of such Seller, as in effect on the Seller Addition Date and at all times since a date prior to the date of the resolutions described in clause (ii) below, (ii) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Purchaser, of the Board of Directors of such Seller or committees thereof authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (iii) that the certificate or articles of incorporation or limited liability company agreement, as applicable, of such Seller has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to subsection (e) below and (iv) as to the incumbency and specimen signature of each officer executing the Additional Seller Supplement and any other Transaction Documents or any other document delivered in connection therewith on behalf of such Seller (on which certificates the Purchaser may conclusively rely until such time as the Purchaser shall receive from such Seller a revised certificate with respect to such Seller meeting the requirements of this subsection (b));

     (c) Officer's Certificate. A certificate of a Responsible Officer of C&A, dated the related Seller Addition Date, and certifying such Seller is in the same or a related line of business as the existing Sellers as of the related Seller Addition Date;

     (d) Corporate Documents. The organizational documents, including all amendments thereto, of such Seller, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation or formation, as the case may be;

     (e) Good Standing Certificates. Certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to such Seller in each state where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or limited liability company, as the case may be, except where the failure to so qualify would not have a Material Adverse Effect;

     (f) Consents, Licenses, Approvals, Etc. A Certificate dated the related Seller Addition Date of a Responsible Officer of such Seller either (i) attaching copies of all consents (including, without limitation, consents under loan agreements and indentures to which any Seller or its Affiliates are parties), licenses and approvals required in connection with the execution, delivery and performance by such Seller of the Additional Seller Supplement and the validity and enforceability of the Additional Seller Supplement against such Seller, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses and approvals are so required;

     (g) No Litigation. Confirmation that there is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting such Seller or any of its Subsidiaries before any Official Body that could reasonably be expected to have a Material Adverse Effect;

     (h) Lockboxes. A Lockbox Account with respect to Receivables to be sold by such Seller shall have been established in the name of the Purchaser, each invoice issued to an Obligor on and after the related Seller Addition Date shall indicate that payments in respect of its Receivable shall be made by such Obligor to a Lockbox Account or by wire transfer or other electronic payment to a Lockbox Account or a Collection Account and the Collection Agent shall have delivered with respect to each Lockbox Account a Lockbox Agreement signed by the Purchaser, the Administrative Agent and the applicable Lockbox Bank;

     (i) UCC Certificate; UCC Financing Statements. Executed copies of such proper financing statements (or other similar instruments), filed and recorded at such Seller's expense prior to the related Seller Addition Date, naming such Seller as the seller and the Purchaser as the purchaser of the Receivables and the Related Security, in proper form for filing in each jurisdiction in which the Purchaser (or any of its assignees) deems it necessary or desirable to perfect the Purchaser's ownership interest in all Receivables and Related Security under the UCC or any comparable law of such jurisdiction;

     (j) UCC Searches. Written search reports, listing all effective financing statements (or other similar instruments) that name such Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (i) above and in any other jurisdictions that the Purchaser (or any of its assignees) determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in subsection (i) above, shall cover any Receivables or Related Security), and tax and judgment lien searches showing no liens that are not permitted by the Transaction Documents;

     (k) List of Obligors. A microfiche, typed or printed list or other tangible evidence reasonably acceptable to the Purchaser showing, as of a date acceptable to the Purchaser prior to the related Seller Addition Date, the Obligors whose Receivables are to be transferred to the Purchaser and the balance of the Receivables with respect to each such Obligor as of such date;

     (l) Back-up Servicing Arrangements. Evidence that such Seller maintains disaster recovery systems and back-up computer and other information management systems that, in the Purchaser's reasonable judgment, are sufficient to protect such Seller's business against material interruption or loss or destruction of its primary computer and information management systems;

     (m) Systems. Evidence, reasonably satisfactory to the Purchaser, the Administrative Agent and each Funding Agent, that such additional Seller's systems, procedures and record keeping relating to the Receivables remain in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Receivables in accordance with the terms and intent of this Agreement; and

     (n) Additional Items. Such other approvals, opinions or documents as the Purchaser (or any of its assignees) may reasonably request from such additional Seller.

     Conditions Precedent to Effectiveness of Restatement. The effectiveness of this Agreement as amended and restated as of the Restatement Date shall be subject to the conditions precedent that the Purchaser shall have received on of before the Restatement Date and in form and substance satisfactory to the Purchaser the items set forth in (i) with respect to each Seller other than Textron Automotive Interiors Inc., Textron Automotive Exteriors Inc., M&C Advanced Processes, Inc. and Textron Canada Limited, paragraphs (b), (d), (e),
(f), (g) and (n) of Section 7.2, and (ii) with respect to Textron Automotive Interiors Inc., Textron Automotive Exteriors Inc., M&C Advanced Processes, Inc. and Textron Canada Limited, each of paragraphs (b) through (n) of Section 7.2.

                                  ARTICLE VIII
                                   SELLER NOTE

     Seller Note. On each Seller Effective Date, the Purchaser shall issue to each related Seller a note substantially in the form of Exhibit B (each, as amended, supplemented or otherwise modified from time to time, a "Seller Note"); provided, that by the execution of this Agreement, any Seller Notes existing immediately prior to the Restatement Effective Date shall be deemed to be restated to be in the form of Exhibit B hereto as of the Restatement Effective Date. The aggregate principal amount of a Seller Note at any time shall be equal to the difference between (a) the aggregate principal amount on the issuance thereof and each addition to the principal amount of such Seller Note pursuant to the terms of Section 3.2 as of such time, minus (b) the aggregate amount of all payments made in respect of the principal of such Seller Note as of such time. All payments made in respect of a Seller Note shall be allocated, first, to pay accrued and unpaid interest thereon, and second, to pay the outstanding principal amount thereof. Interest on the outstanding principal amount of a Seller Note shall accrue at a rate per annum equal to the highest Base Rate in effect during the applicable Settlement Period plus the percentage agreed to from time to time by the applicable Seller, the Purchaser and the Administrative Agent, which initially shall be 2%, from and including the related Seller Effective Date, to but excluding the last day of each Settlement Period and shall be paid (x) on each Settlement Date with respect to the principal amount of the Seller Note outstanding from time to time during the Settlement Period immediately preceding such Settlement Date and/or (y) on the maturity date thereof; provided, however, that, to the maximum extent permitted by law, accrued interest on a Seller Note which is not so paid shall be added, at the request of such Seller, to the principal amount of such Seller Note. Principal hereunder not paid or prepaid pursuant to the terms hereof shall be payable on the maturity date of a Seller Note. Default in the payment of principal or interest under a Seller Note shall not constitute a Purchase Termination Event under this Agreement, a Collection Agent Default or a Termination Event under the Receivables Transfer Agreement.

     SECTION VIII.2. Subordination.

     (a) No payment shall be made on, and no Seller shall make any claim for payment on, any Seller Note until the date on which the Net Investment has been reduced to zero and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, if a Potential Termination Event of a type referred to in Section 7.01(e) of the Receivables Transfer Agreement, or a Termination Event, has occurred and is continuing, or would occur as a result of such payment, on such date. All payments made in respect of a Seller Note on any date shall be payable by the Purchaser solely from funds available to the Purchaser which are not otherwise needed or required on such date to be applied to the payment of any amounts by the Purchaser pursuant to the Receivables Transfer Agreement, and no Seller shall (i) have any claim except to the extent of such amounts, (ii) have any additional recourse in respect thereof or (iii) make any claim for payment in contravention of this Section 8.2. If any Seller receives any payment in contravention of this Section 8.2, it shall hold such funds in trust for the Administrative Agent and promptly turn over such funds for application in accordance with the Receivables Transfer Agreement.

     (b) Each Seller Note shall be fully subordinated to any rights of the Administrative Agent, on behalf of the Funding Agents, the Committed Purchasers and the CP Conduit Purchasers pursuant to the Receivables Transfer Agreement and the Asset Purchase Agreements, and shall not evidence any rights in the Receivables or Related Security.

     Offsets, Etc. The Purchaser may offset any amount due and owing by a Seller against any amount due and owing by Purchaser to such Seller under the terms of the applicable Seller Note.

                                   ARTICLE IX
                              TERM AND TERMINATION

     Term. This Agreement shall commence as of the first day on which all of the conditions precedent have been satisfied and shall continue in full force and effect until the date following the earlier of (i) with respect to any Seller, the date designated by the Purchaser or C&A as the Purchase Termination Date for such Seller at any time following ten (10) days' written notice to the other (with a copy thereof to the Administrative Agent), (ii) with respect to all Sellers, the date on which the Administrative Agent, on behalf of the Committed Purchasers and the CP Conduit Purchasers, declares a Termination Event or a Potential Termination Event pursuant to the Receivables Transfer Agreement, (iii) with respect to any Seller, upon the occurrence of an Event of Bankruptcy with respect to either the Purchaser or such Seller; (iv) with respect to any Seller, the date on which either the Purchaser or such Seller becomes unable for any reason to purchase or repurchase the interest of the Purchaser in any Receivable in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than ten (10) days after written notice is given to such Seller from the Purchaser (in case of inability or default of a Seller) or to the Purchaser from such Seller (in the case of inability or default of the Purchaser), (v) with respect to all Sellers, the day on which the Collection Agent delivers a Weekly Report or a Daily Report that indicates that C&A shall have permitted the Interest Coverage Ratio during any period set forth in the definition of "Interest Coverage Ratio" to be less than the ratio set forth in such definition for such period, or (vi) with respect to all Sellers, the day on which the Collection Agent delivers a Weekly Report or a Daily Report that indicates that C&A shall have permitted the Leverage Ratio during any period set forth the definition of "Leverage Ratio" to be greater than the ratio set forth in such definition for such period (any such date being a "Purchase Termination Date"); provided, however, that the termination of this Agreement with respect to any Seller or all Sellers pursuant to this Section 9.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of the Purchaser in any Receivable sold prior to such termination or pursuant to Article VI.

     Effect of Termination. Following the termination of this Agreement with respect to any Seller pursuant to Section 9.1, such Seller shall not sell, and the Purchaser shall not purchase, any interests in any Receivables of such Seller. No termination, rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to any Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations, warranties or covenants by such Seller or the Purchaser. Without limiting the foregoing, prior to termination, the failure of any Seller to deliver computer records of its Receivables or any reports regarding its Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to this Agreement render an executed sale executory.

     SECTION IX.3. Termination of Sellers.

     (a) If C&A wishes to terminate the sales of Receivables hereunder by any Seller, then C&A shall submit a request (a "Seller Termination Request") to such effect in writing to the Purchaser, which request shall be accompanied by a certificate prepared by a Responsible Officer of the Collection Agent indicating the Purchased Receivables Percentage applicable to such Seller as of the date of submission of such request (the "Seller Termination Request Date").

Subject to the terms and provisions hereof and of the Receivables Transfer Agreement, the relevant Seller shall be terminated as a Seller hereunder immediately upon satisfaction of the conditions set forth in Section 10.14 of the Receivables Transfer Agreement. From and after the date any such Seller is terminated as a Seller pursuant to this subsection, the Seller shall cease selling, and the Purchaser shall cease buying, Receivables and Related Security from such Seller and a Purchase Termination Date shall be deemed to have occurred with respect to such Seller.

     (b) A terminated Seller shall have no further obligation under any Transaction Document, other than pursuant to Sections 5.1(q), 6.1 and 6.2 of this Agreement, with respect to Receivables previously sold by it to the Purchaser.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Sellers and consented to in writing by each Funding Agent (with the consent of the Required Committed Purchasers); provided, however, the Administrative Agent may consent (without the consent of the Funding Agents) to any amendments, waivers, or other modifications in order to cure any ambiguities or correct any mistakes hereunder. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

     Governing Law; Submission to Jurisdiction.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (b) The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.2 shall affect the right of the Purchaser to bring any other action or proceeding against any Seller or its property in the courts of other jurisdictions.

     Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

     (a)  in the case of the Purchaser:

                           CARCORP, INC.
                           101 Convention Center Drive
                           Suite 850
                           Las Vegas, Nevada  89109
                           Attention:  Monte Miller
                           Telephone:  (702) 387-0864
                           Telecopy:  (702) 598-3651

     (b)  in the case of C&A:

                           COLLINS & AIKMAN PRODUCTS CO.
                           701 McCullough Drive
                           Charlotte, North Carolina  28262
                           Attention:  Assistant Treasurer
                           Telephone:  (704) 547-8500
                           Telecopy:  (704) 548-2314

     (c) in the case of each other Seller: to the address set forth opposite such Seller's name on Exhibit D or in the applicable Additional Seller Supplement;

     (d) in the case of any Funding Agent: to the address for such Funding Agent set forth in Schedule B to the Receivables Transfer Agreement; and

     (e)  in each case, with a copy to:

                           JPMORGAN CHASE BANK,
                               as the Administrative Agent
                           450 West 33rd Street
                           15th Floor
                           New York, New York  10001
                           Attention:  Lara Graff
                           Telephone:  (212) 946-3748
                           Telecopy:  (212) 946-8098

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Assignments Generally. This Agreement may not be assigned by the parties hereto, except that the Purchaser may assign its rights hereunder pursuant to the Receivables Transfer Agreement (including all of its right, title and interest in, to, and under the Receivables sold hereunder) to the Administrative Agent for the benefit of the Funding Agents, the Committed Purchasers and the CP Conduit Purchasers as security for the Purchaser's repayment obligations under the Receivables Transfer Agreement. The Purchaser hereby notifies each Seller (and each Seller hereby acknowledges) that the Purchaser, pursuant to the Receivables Transfer Agreement, has assigned its rights (but not its obligations) (including all of its right, title and interest in, to, and under the Receivables sold hereunder) hereunder to the Administrative Agent for the benefit of the Funding Agents, the Committed Purchasers and the CP Conduit Purchasers. All rights of the Purchaser hereunder may be exercised by the Administrative Agent to the extent of its rights hereunder and under the other Transaction Documents.

     Further Assurances. The Purchaser and the Sellers agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

     No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, any Seller, the Administrative Agent or a Funding Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

     Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Binding Effect; Third-Party Beneficiaries. This Agreement and the other Transaction Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent, the Committed Purchasers, the CP Conduit Purchasers and each Funding Agent are each intended by the parties hereto to be third-party beneficiaries of this Agreement.

     Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

     Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Exhibits. The exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

     Addition of Sellers. Subject to the terms and conditions hereof, from time to time one or more wholly-owned direct or indirect Subsidiaries of C&A may become additional Sellers parties hereto. Except with respect to the addition of Textron Automotive Interiors Inc., Textron Automotive Exteriors Inc., M&C Advanced Processes, Inc. and Textron Canada Limited as additional Sellers effective as of the date hereof (provided, that the conditions set forth in Section 7.2 shall be satisfied with respect thereto), if any such Subsidiary wishes to become an additional Seller, C&A shall submit a request to such effect in writing to Purchaser, the Administrative Agent and the Funding Agents (with a copy to each Rating Agency). If C&A, the Purchaser, the Administrative Agent, and each Funding Agent shall have agreed to any such request (such consent not to be unreasonably withheld or delayed from the date such request is received and such consent of each Funding Agent being obtained by the Administrative Agent), such wholly-owned Subsidiary shall become an additional Seller party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in Section 7.2.

     SECTION X.14. Additional Representations, Warranties and Covanants.

     (a) Each Seller represents and warrants that:

          (i) This Agreement creates a valid and continuing security interest (as defined in the Relevant UCC) in such Seller's Receivables in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Purchaser.

          (ii) Such Seller's Receivables constitute "accounts" or "payment intangibles" within the meaning of the Relevant UCC.

          (iii) Prior to the transfer thereof to the Purchaser, such Seller owned and had good and marketable title to such Seller's Receivables free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Encumbrances).

          (iv) Such Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Seller's Receivables granted to the Purchaser hereunder.

          (v) Other than the security interest granted to the Purchaser pursuant to this Agreement, such Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of such Seller's Receivables.

          (vi) Such Seller has not authorized the filing of and is not aware of any financing statements against such Seller that include a description of collateral covering such Seller's Receivables other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated. Such Seller is not aware of any judgment or tax lien filings against such Seller.

     (b) The representations and warranties set forth in this Section shall survive the transfer and assignment of any Seller's Receivables to the Purchaser and the termination of this Agreement.

     (c) With respect to this Section, no failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Purchaser and the Sellers each have caused this Amended and Restated Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                           COLLINS & AIKMAN PRODUCTS CO.,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary


                           COLLINS & AIKMAN CARPET & ACOUSTICS (MI), INC., as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary


                           COLLINS & AIKMAN CARPET & ACOUSTICS (TN), INC., as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary


                           COLLINS & AIKMAN ACCESSORY MATS, INC., as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary


                           DURA CONVERTIBLE SYSTEMS, INC.,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary

                           AMCO CONVERTIBLE FABRICS, INC.,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary


                           COLLINS & AIKMAN PLASTICS, INC.,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary


                           COLLINS & AIKMAN CANADA INC., as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President


                           COLLINS & AIKMAN PLASTICS, LTD.,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary


                           BECKER GROUP, L.L.C.,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President

                           COLLINS & AIKMAN FABRICS, INC.,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President


                           TEXTRON AUTOMOTIVE INTERIORS INC.,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary


                           TEXTRON AUTOMOTIVE EXTERIORS INC.,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary


                           TEXTRON CANADA LIMITED,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President


                           CARCORP, INC., as Purchaser


                           By: /s/ Monte L. Miller
                               ------------------------------------------------
                                Name:   Monte L. Miller
                                Title:  President

                           JPS Automotive, Inc.,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary


                           M&C Advanced Processes, Inc.,
                                as a Seller


                           By: /s/ Ronald T. Lindsay
                               ------------------------------------------------
                                Name:  Ronald T. Lindsay
                                Title: Senior Vice President, General Counsel
                                       and Secretary

                                                                       EXHIBIT A

               PRINCIPAL PLACE OF BUSINESS, CHIEF EXECUTIVE OFFICE
                  AND LOCATION OF RECORDS AND RELATED SECURITY


                                                                       Principal Place of Business/
Name of Company                                                        Chief Executive Office
---------------                                                        -----------------------------

Collins & Aikman Products Co.                                          701 McCullough Drive
                                                                       Charlotte, NC 28262

                                                                       or

                                                                       5755 New King Court
                                                                       Troy, MI 48098

Collins & Aikman Carpet & Acoustics (MI), Inc.                         North America Head
                                                                       Office/Tech. Center
                                                                       47785 Anchor Court
                                                                       Plymouth, MI  48170

Collins & Aikman Carpet & Acoustics (TN), Inc.                         2409 Industrial Drive
                                                                       Springfield, TN  37172

Collins & Aikman Accessory Mats, Inc.                                  1212 Seventh Street, SW
                                                                       Canton, OH  44711

Dura Convertible Systems, Inc.                                         1365 East Beecher Street
                                                                       Adrian, MI  49221

Amco Convertible Fabrics, Inc.                                         1365 East Beecher Street
                                                                       Adrian, MI 49221

Collins & Alkman Plastics, Inc.                                        250 Stephenson Hwy. Suite 100
                                                                       Troy, MI 48083



                                       A-1

Collins & Aikman Canada Inc.                                           Farnham Plant
                                                                       150 Collins Street
                                                                       Farnham, Quebec
                                                                       J2N 2N8

Collins & Aikman Plastics, Ltd.                                        165 Milner Avenue
                                                                       Scarborough, Ontario
                                                                       M1S 4G7

Becker Group, L.L.C.                                                   5755 New King Court
                                                                       Troy, MI 48098

Collins & Aikman Fabrics, Inc.                                         1803 N. Main Street
                                                                       P.O. Box 643
                                                                       Roxboro, NC 27573

JPS Automotive, Inc.                                                   199 Blackhawk Road
                                                                       Greenville, SC 29611

Textron Automotive Interiors Inc.                                      750 Stephenson Highway
                                                                       Troy, MI 48083

Textron Automotive Exteriors Inc.                                      750 Stephenson Highway
                                                                       Troy, MI 48083

Textron Canada Limited                                                 40 King Street West, Suite 4400
                                                                       Toronto, Ontario
                                                                       M5H 3Y4

Carcorp, Inc.                                                          701 McCullough Drive
                                                                       Charlotte, NC 28262

M&C Advanced Processes, Inc.                                           4651 Platt Lane
                                                                       Ann Arbor, MI 48108

     Location of Records and Related Security for all U.S. Sellers:

701 McCullough Drive                  and each Seller's respective principal
Charlotte, North Carolina 28262       place of business and chief executive
                                      office

     Location of Records and Related Security for each Canadian Seller:

                                            5755 New King Court
                                            Troy, MI 48098,

                                            701 McCullough Drive
                                            Charlotte, NC 28262

                                       and

Collins & Aikman Canada Inc.                Farnham Plant
                                            150 Collins Street
                                            Farnham, Quebec
                                            J2N 2N8

Collins & Aikman Plastics, Ltd.             165 Milner Avenue
                                            Scarborough, Ontario
                                            M1S 4G7

Textron Canada Limited                      40 King Street West, Suite 4400
                                            Toronto, Ontario M5H 3Y4

                                                                       EXHIBIT B


                               FORM OF SELLER NOTE

                                                                   --------, ---

     FOR VALUE RECEIVED, the undersigned, CARCORP, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of [SELLER] (the "Payee"), on the Purchase Termination Date relating to the Payee, the lesser of (i) the Advance Limit or (ii) the aggregate unpaid principal amount of all Advances to the Maker from the Payee pursuant to the terms of the Receivables Purchase Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate per annum set forth in the Receivables Purchase Agreement and shall be payable in arrears on the last Business Day of each of the Maker's fiscal months.

     The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Seller Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Seller Note and the Receivables Purchase Agreement.

     The Maker shall have the right to prepay and, subject to the limitations set forth in the Receivables Purchase Agreement, reborrow Advances made to it without penalty or premium.

     This Seller Note is one of the Seller Notes referred to in the Receivables Purchase Agreement, which, among other things, contains provisions for the subordination of this Seller Note to the rights of certain parties under the Receivables Transfer Agreement, all upon the terms and conditions specified in the Receivables Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Amended and Restated Receivables Purchase Agreement dated as of the date hereof among the Maker, the Payee and the other seller party thereto (as such agreement may from time to time be amended, supplemented or otherwise modified and in effect, the "Receivables Purchase Agreement").

     This Seller Note shall be governed by, and construed in accordance with the laws of the State of New York.

                               CARCORP, INC.



                               By:
                                   ---------------------------------------
                                    Name:
                                    Title:

                              Advances and Payments

          Date                   Advance           Principal/Interest      Unpaid Principal       Person Making the
                                                                            Balance of Note           Notation
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

-------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C


                      FORM OF ADDITIONAL SELLER SUPPLEMENT

     SUPPLEMENT, dated [ ], to the Amended and Restated Receivables Purchase Agreement, dated as of December 20, 2001 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Receivables Purchase Agreement"), among Collins & Aikman Products, Co. ("C&A"), as a Seller, the other Sellers named on Exhibit D thereto or added pursuant to a prior Additional Seller Supplement and Carcorp, Inc., as the Purchaser.

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, the Receivables Purchase Agreement provides that any wholly-owned direct or indirect Subsidiary of C&A, although not originally a Seller thereunder, may become a Seller under the Receivables Purchase Agreement upon the satisfaction of each of the conditions precedent set forth in Sections 7.2 and 10.13 of the Receivables Purchase Agreement.

     WHEREAS, the undersigned was not an original Seller under the Receivables Purchase Agreement but now desires to become a Seller thereunder.

     NOW, THEREFORE, the undersigned hereby agrees as follows:

     The undersigned agrees to be bound by all of the provisions of the Receivables Purchase Agreement applicable to a Seller thereunder and agrees that it shall, on the date this Supplement is accepted by C&A, the Purchaser, the Administrative Agent and each Funding Agent and each of the conditions precedent set forth in Section 7.2 of the Receivables Purchase Agreement have been satisfied, become a Seller for all purposes of the Receivables Purchase Agreement to the same extent as if originally a party thereto.

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                               [Insert name of Seller]



                               By:
                                   ----------------------------------
                                    Name:
                                    Title:
                                    [address]


Accepted as of the date first above written:


COLLINS & AIKMAN PRODUCTS CO.



By:
   --------------------------------------------
Name:
      -----------------------------------------
Title:
       ----------------------------------------


Accepted as of the date first above written:


CARCORP, INC.



By:
   --------------------------------------------
Name:
      -----------------------------------------
Title:
       ----------------------------------------


Acknowledged as of the date first above written:


JPMORGAN CHASE BANK, as Administrative Agent



By:
   --------------------------------------------
Name:
      -----------------------------------------
Title:
       ----------------------------------------

JPMORGAN CHASE BANK, as PARCO Funding Agent



By:
   --------------------------------------------
Name:
      -----------------------------------------
Title:
       ----------------------------------------


[------------],
as [_____] Funding Agent



By:
   --------------------------------------------
Name:
      -----------------------------------------
Title:
       ----------------------------------------

                                                                       EXHIBIT D


                           SELLERS IN ADDITION TO C&A


                                                                      State or Jurisdiction of
                             Name                                    Incorporation or Formation

        Collins & Aikman Carpet & Acoustics (MI), Inc.                        Delaware

        Collins & Aikman Carpet & Acoustics (TN), Inc.                        Tennessee

            Collins & Aikman Accessory Mats, Inc.                             Delaware

                Dura Convertible Systems, Inc.                                Delaware

                Amco Convertible Fabrics, Inc.                                Delaware

               Collins & Aikman Plastics, Inc.                                Delaware

                 Collins & Aikman Canada Inc.                              Ontario, Canada

               Collins & Aikman Plastics, Ltd.                             Ontario, Canada

                     Becker Group, L.L.C.                                     Michigan

                Collins & Aikman Fabrics, Inc.                                Delaware

              Textron Automotive Interiors Inc.                               Delaware

              Textron Automotive Exteriors Inc.                               Delaware




                    Textron Canada Limited                                     Canada

                 M&C Advanced Processes, Inc.                                 Michigan

                        Carcorp, Inc.                                         Delaware

                     JPS Automotive, Inc.                                     Delaware



Notice Address for all Sellers listed in this Exhibit D:

                  Charles A. Nichols, Treasurer
                  Collins & Aikman Products Co.
                  5755 New King Court
                  Troy, MI 48098
                  Telephone: (248) 824-1676
                  Telecopy: (248) 824-1322